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                               CUSTODIAN CONTRACT
                                     Between
                           THE SEVEN SEAS SERIES FUND
                                       and
                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS
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                                                                            PAGE
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1.   Employment of Custodian and Property to be Held By It . . . . . .      1

2.   Duties of the Custodian with Respect to Property of the Fund
     Held by the Custodian . . . . . . . . . . . . . . . . . . . . . .      2
     2.1    Holding Securities . . . . . . . . . . . . . . . . . . . .      2
     2.2    Delivery of Securities . . . . . . . . . . . . . . . . . .      3
     2.3    Registration of Securities . . . . . . . . . . . . . . . .      8
     2.4    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . .      9
     2.5    Payments for Shares. . . . . . . . . . . . . . . . . . . .      9
     2.6    Availability of Federal Funds. . . . . . . . . . . . . . .      10
     2.7    Collection of Income . . . . . . . . . . . . . . . . . . .      10
     2.8    Payment of Fund Monies . . . . . . . . . . . . . . . . . .      11
     2.9    Liability for Payment in Advance of Receipt
            of Securities Purchased. . . . . . . . . . . . . . . . . .      14
     2.10   Payments for Repurchases or Redemptions
            of Shares of the Fund. . . . . . . . . . . . . . . . . . .      14
     2.11   Appointment of Agents. . . . . . . . . . . . . . . . . . .      15
     2.12   Deposit of Fund Assets in Securities System. . . . . . . .      16
     2.12A  Fund Assets Held in the Custodian's Direct Paper System. .      19
     2.13   Segregated Account . . . . . . . . . . . . . . . . . . . .      21
     2.14   Ownership Certificates for Tax Purposes. . . . . . . . . .      22
     2.15   Proxies. . . . . . . . . . . . . . . . . . . . . . . . . .      22
     2.16   Communications Relating to Portfolio Securities. . . . . .      23
     2.17   Authorized Persons . . . . . . . . . . . . . . . . . . . .      23
     2.18   Proper Instructions. . . . . . . . . . . . . . . . . . . .      24
     2.19   Actions Permitted Without Express Authority. . . . . . . .      25
     2.20   Evidence of Authority. . . . . . . . . . . . . . . . . . .      26
     2.21   Affiliation Between Fund and Custodian . . . . . . . . . .      26
     2.22   Persons Having Access to Assets of the Portfolios. . . . .      27

3.   Duties of Custodian With Respect to the Books of Account
     and Calculation of Net Asset Value and Net Income . . . . . . . .      28

4.   Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28

5.   Opinion of Fund's Independent Accountants . . . . . . . . . . . .      29

6.   Reports to Fund by Independent Public Accountants . . . . . . . .      29

7.   Compensation of Custodian . . . . . . . . . . . . . . . . . . . .      30

8.   Responsibility of Custodian . . . . . . . . . . . . . . . . . . .      30

9.   Effective Period, Termination and Amendment . . . . . . . . . . .      32

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10.  Successor Custodian . . . . . . . . . . . . . . . . . . . . . . .      33

11.  Interpretive and Additional provisions. . . . . . . . . . . . . .      35

12.  Additional Funds. . . . . . . . . . . . . . . . . . . . . . . . .      35

13.  Massachusetts Law to Apply. . . . . . . . . . . . . . . . . . . .      36

14.  Prior Contracts . . . . . . . . . . . . . . . . . . . . . . . . .      36

15.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . .      36

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                               CUSTODIAN CONTRACT

This Contract between The Seven Seas Series Fund, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at 1201 Pacific Avenue, Tacoma, Washington 98402, hereinafter called the "Fund," and State Street Bank and Trust company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, hereinafter called the "Custodian."

                                     WITNESSETH:

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in one series, The Seven Seas Series Money Market Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 12, being herein referred to as the "Portfolio(s)");

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund pursuant to the provisions of the Declaration of Trust. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (within the meaning of Section 2.18), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN

2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, including all securities owned by

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such Portfolio, other than (a) securities which are maintained pursuant to
Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.12A.

2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1. Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2. Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3. In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

4. To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5. To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6. To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

7. Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

                                       -5-

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8.   For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts of temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10. For delivery in connection with any loans of securities made by the Portfolio, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11. For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, BUT ONLY against receipt of amounts borrowed;

12. For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

13. For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

14. Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

                                       -6-

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15.  For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 REGISTRATION OF SECURITIES. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 PAYMENTS FOR SHARES. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

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2.6  AVAILABILITY OF FEDERAL FUNDS.  Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.7 COLLECTION OF INCOME. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the Provisions of Section 2.2 (10) shall be the responsibility of the Fund.
The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.8 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1. Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section
     2.12 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.12A; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement

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     by the Custodian to repurchase such securities from the Portfolio or (e)
     for transfer to a time deposit account of the Fund in any bank whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Section 2.18;

     2. In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3. For the redemption or repurchase of Shares issued by the Portfolio as set forth in Section 2.10 hereof;

     4. For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the
     Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5. For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

     6. For payment of the amount of dividends received in respect of securities sold short.

     7. For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

     2.10 PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND. From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio,

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     the Custodian is authorized upon receipt of instructions from the Transfer
     Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

2.11 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1. The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2. The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3. The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio.

     4. The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

     5. The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 9 hereof;

     6. Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.12A FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

     1. No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

     2. The Custodian may keep securities on the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3. The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

     4. The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry of the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

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     5.   The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

     6. The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.13 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Portfolio held by it and in connection with transfers of securities.

2.15 PROXIES. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the

     Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. The Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.17 AUTHORIZED PERSONS. (a) Authorized Persons shall be deemed to include the President, and any Vice President, the Secretary, the Treasurer, or any other person, whether or not any such person is an officer or employee of the Fund, only authorized by the Board of Trustees of the fund to give oral instructions and written instructions on behalf of the Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time. (b) Annexed hereto as Appendix A is a certification signed by two of the present officers of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Contract upon oral instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

2.18 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Article 2 means a writing signed or initialled by one or more Authorized Persons. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by an Authorized Person to give such instructions with respect to the transaction involved. The Fund shall cause all oral transactions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.13.

2.19 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1. make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2. surrender securities in temporary form for securities in definitive form;

     3. endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4. in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees.

2.20 EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence
     (a) of the authority of any person to act in accordance with such vote or
     (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

2.21 AFFILIATION BETWEEN FUND AND CUSTODIAN. It is understood the Trustees, officers, employees, agents and shareholders of the Fund, and the officers, directors, employees, agents and shareholders of the Fund's investment advisor, are or may be interested in the Custodian as directors, officers, employees, agents, stockholders, or otherwise, and that the directors, officers, employees, agents or stockholders of the Custodian may be interested in the Fund as Trustees, officers, employees, agents, shareholders, or otherwise, or in the investment advisor as officers, directors, employees, agents, shareholders or otherwise.

2.22 PERSONS HAVING ACCESS TO ASSETS OF THE PORTFOLIOS. (a) No Trustee, officer, employee or agent of the Fund shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer or director, employee or agent of the Custodian who holds any similar position with the Fund or the Adviser shall have access to the assets of the Fund. (b) Only officers and employees of the Custodian shall have access to the assets of the Fund. Such officers and employees shall be identified by certification signed by a duly authorized officer of the Custodian from time to time. The Custodian shall advise the Fund of any change in the individual authorized to have access to the assets of the Fund by written notice to the Fund. (c) Nothing in this Section 2.22 shall prohibit any officer, employee or agent of the Fund, or any officer, director, employee or agent of the Adviser, from giving oral instructions or written instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 2.22.

3. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

4.   RECORDS

     The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund, Auditors employed by the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

5.   OPINION OF FUND'S INDEPENDENT ACCOUNTANT

     The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.   REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

     The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

7.   COMPENSATION OF CUSTODIAN

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

8.   RESPONSIBILITY OF CUSTODIAN

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parities, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

     If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

9.   EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however, that the Custodian shall not with respect to a Portfolio act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Portfolio of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Portfolio of the Direct Paper System; PROVIDED FURTHER, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the custodian for its costs, expenses and disbursements.

10.  SUCCESSOR CUSTODIAN

     If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  INTERPRETIVE AND ADDITIONAL PROVISIONS

     In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.  ADDITIONAL FUNDS

     In the event the Fund establishes one or more series of Shares in addition to The Seven Seas Series Money Market Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

13.  MASSACHUSETTS LAW TO APPLY

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

14.  PRIOR CONTRACTS

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

15.  LIMITATION OF LIABILITY

     The Master Trust Agreement dated October 3, 1987, as amended from time to time, establishing the Fund, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The Seven Seas Series Fund means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Fund hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees, or agents of the Fund, personally, but shall bind only the trust property of the Fund, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 11th day of April, 1988.

ATTEST                        THE SEVEN SEAS SERIES FUND



       /s/ Michael S. Caccese           By:  /s/ George W. Weber
      --------------------------            -------------------------
Secretary                                    Vice President

ATTEST                                  STATE STREET BANK AND
                                         TRUST COMPANY


       /s/ Stephen Sexeny               By:  /s/
      ----------------------------          -----------------------------
Assistant Secretary                          Vice President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS

The Board of Trustees of The Seven Seas Series Fund (the "Trustees") hereby certifies that the persons whose names appear below are Authorized Persons within the meaning of Section 2.17 of the Custodian Contract dated April 11, 1988 between The Seven Seas Series Fund and State Street Bank and Trust Company (the "Custodian"). The Trustees further certify that the true signature of each such person is set forth below opposite his name, and that the Custodian may rely upon this list of Authorized Persons until such time as it receives another such list bearing a later date.

The following officers of the Fund are Authorized Persons any two of whom are empowered to instruct and otherwise deal with the Custodian for all purposes on behalf of the Fund.

NAME AND TITLE                               SIGNATURE

Lynn L. Anderson, President
Chief Executive Officer and
Chairman of the Board                        /s/ Lynn L. Anderson
                                             ---------------------

George W. Weber, Vice President
Operations                                   /S/ George W. Weber
                                             ---------------------

Margaret L. Barclay, Vice President
and Treasurer                                /s/ Margaret L. Barclay
                                             ------------------------

Michael S. Caccese, Vice President
and Secretary                                /S/ Michael S. Caccese
                                             -------------------------

The following persons are Authorized Persons empowered to instruct and otherwise deal with the Custodian in connection with the purchase or sale of any securities on behalf of the Fund.

NAME AND TITLE                               SIGNATURE
------------------------------------         -------------------------
Paul Eddy, Assistant Vice President          /s/ Paul Eddy
                                             --------------------------
Lise Chui, Senior Administrator              /s/ Lise Chui
                                             ---------------------------
Timothy Connolly, Domestic
   Operations Manager                        /s/ Timothy Connolly
                                             ---------------------------
Martha Clancy, Senior Account
   Administrator                             /s/ Martha Clancy
                                             ----------------------------

                                        THE SEVEN SEAS SERIES FUND

                                        By:   /s/ Michael S. Caccese
                                              ----------------------------
                                              VICE PRESIDENT

Dated April 11, 1988
                                        By:   /s/ George W. Weber
                                              -----------------------------
                                              VICE PRESIDENT

                       STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                           THE SEVEN SEAS SERIES FUND

PORTFOLIO ADMINISTRATION
------------------------

a fee, payable monthly on a pro rata basis, based on the following percentages of average daily net assets of the Fund: $0 up to $1.5 billion -- .20%, over $1.5 billion -- .015%.

For the purposes of calculating the break point, the assets of individual portfolios will be aggregated.

PORTFOLIO TRADING
-----------------

$  18.00       DTC and Fed Book Entry Trade
$   9.00       DTC trades for The Seven Seas Series S&P 500 Index Fund
               The Seven Seas Series S&P Midcap Index Fund
               The Seven Seas Series Matrix Synthesis Fund
$  25.00       Each Physical Trade
$ 110.00       Each Eurodollar Transaction
$ 125.00       Each Euroclear Transaction
$   8.00       Each NY Fed Maturity

OPTIONS
-------

$  25.00       For Each Option Written
$  25.00       For Each Option Bought Back
$  25.00       For Each Option Expired
$  25.00       For Each Option Executed
$  18.00       If Third Party Agreement Utilized

FUTURES
--------

$  25.00       Per Transaction
$  18.00       If Third Party Agreement Utilized

PRICING
-------

This service provides securities pricing on request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both up load and down load capabilities. Customized reports may require programming fees.

Monthly charges for the State Street Bank Automated Pricing System are determined by:

1.   Mix of security positions;

2.   The number of positions that are priced during the month.

     Monthly Base Fee                                             $375.00

     Monthly Quote Charge:

          Municipal Bond via Muller Data                          $  16.00
          Municipal Bonds via Kenny/S&P Evaluation Services       $  16.00
          Government, Corporate, etc., via Kenny/S&P              $  11.00
          Government, Corporate and Convertible Bonds
             via Merrill Lynch                                    $  11.00
          Corporate and Government Bonds via Muller Data          $  11.00
          Foreign Bonds via Extel                                 $  10.00
          Options, Futures and Private Placements                 $   6.00
          Listed Equities (including International)
          and OTC Equities                                        $   6.00
          Corporate, Municipal, Convertible and Government Bonds,
             Adjustable Rate Preferred Stocks via IDC             $  13.00

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio

ON-LINE SERVICE CHARGES
------------------------

Accounting                    $80.00 Per Month Per Fund
Hourly Mainframe Usage        $50.00 Per Hour

ADDITIONAL INTERNATIONAL FEES

25 Basis Points of Net Assets
$20.00 Per Trade

OUT-OF-POCKET EXPENSES AT COST
-------------------------------

Include but is not limited to: postage, transfer fees, stamp duties, government taxes, wire fees, telexes, freight, telephones, etc.

Effective Date:  September 1, 1993

Approved:    /s/ Margaret Barclay
            ----------------------------
          The Seven Seas Series Fund
          Date:   10/18/93

Approved:    /s/
          State Street Bank and Trust Company
          Date:   10/26/93

                                   SCHEDULE A
                                 17f-5 APPROVAL


The Board of Directors/Trustees of The Seven Seas Series Fund has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:




Fund
Officer
Initials  Country         Subcustodian              Central Depository

_____     Argentina       Citibank, N.A.            Caja de Valores S.A.

_____     Australia       Westpac Banking           Austraclear Limited;
                          Corporation
                                                    Reserve Bank Information
                                                    and Transfer System (RITS)

_____     Austria         GiroCredit Bank           Oesterreichische
                          Aktiengesellschaft        Kontrollbank AG
                          der Sparkassen

_____     Bangladesh      Standard Chartered Bannk  None

_____     Belgium         Generale Bank             Caisse Interprofessionnelle
                                                    de Depots et de Virements
                                                    de Titres S.A. (CIK);

                                                    Banque Nationale de
                                                    Belgique

_____     Brazil          Citibank, N.A.            Bolsa de Valores de Sao
                                                    Paulo (Bovespa);

                                                    Banco Central do Brasil,
                                                    Systema Especial de
                                                    Liquidcao e Custodia
                                                    (SELIC)

_____     Canada          Canada Trustco            The Canadian Depository
                          Mortgage Company          for Securities Limited (CDS)

_____     Chile           Citibank, N.A.            None

Fund
Officer
Initial   Country         Subcustodian              Central Depository


_____     China           The Hongkong and          Shanghai Securities Central
                          Shanghai Banking          Clearing and Registrations
                          Corporation Limited       Corporation (SSCCRC);

                                                    Shenzhen Securities
                                                    Registrars Co., Ltd. and its
                                                    designated agent banks

_____     Colombia        Cititrust Colombia S.A.   None
                          Sociedad Fiduciaria

_____     Cyprus          Barclays Bank PLC         None

_____     Czech Republic  Ceskoslovenska Obchodni   Stredisko Cennych Papiru
                          Banka A.S.                (SCP)

_____     Denmark         Den Danske Bank           Vdipapircentralen - The
                                                    Danish Securities Center
                                                    (VP)

_____     Egypt           National Bank of Egypt    None

_____     Finland         Kansallis-Osake-Pankki    The Central Share Register
                                                    of Finland

_____     France          Banque Paribas            Societe Interprofessionnelle
                                                    pour la Compensation des
                                                    Valeurs Mobilieres
                                                    (SICOVAM);

                                                    Banque de France,
                                                    Saturne System

_____     Germany         Berliner Handels-         The Dutscher Kassenverein
                          und Frankfurter Bank      AG

_____     Greece          National Bank of Greece   The Central Securities
                          S.A.                      Depositor (Apothetirio
                                                    Titlon A.E.)

_____     Hong Kong       Standard Chartered Bank   The Central Clearing and
                                                    Settlement System (CCASS)

Fund
Office
Initials  Country         Subcustodian              Central Depository

_____     Hungary         Citibank Budapest Rt.     None

_____     India           The Hongkong and          None
                          Shanghai Banking
                          Corporation Limited

_____     Indonesia       Standard Chartered Bank   None

_____     Ireland         Bank of Ireland           None;

                                                    The Central Bank of Ireland,
                                                    The Gilt Settlement Office
                                                    (GSO)

_____     Israel          Bank Hapoalim B.M.        The Clearing House of the
                                                    Tel Aviv Stock Exchange

_____     Italy           Morgan Guaranty           Monte Titoli S.p.A.;
                          Trust Company
                                                    Banca d'Italia

_____     Japan           Sumitomo Trust &          None;
                          Banking Co., Ltd.
                                                    Bank of Japan Net System

_____     Jordan          The British Bank of the   None
                          Middle East

_____     Korea           Bank of Seoul             None

_____     Malaysia        Standard Chartered Bank   None
                          Malaysia Berhad

_____     Mexico          Citibank, N.A.            S.D. INDEVEL, S.A. de
                                                    C.V. (Instituto para el
                                                    Deposito de Valores);

                                                    Banco de Mexico

_____     Morocco         Banque Commerciale        None
                          due Maroc

Fund
Officer
Initials  Country         Subcustodian              Central Depository

_____     Netherlands     MeesPierson N.V.          Nederlands Centraal
                                                    Instituut voor Giraal
                                                    Effectenverkeer B.V.
                                                    (NECIGEF)

_____     New Zealand     ANZ Banking Group         None
                          (New Zealand) Limited
                                                    The Reserve Bank of
                                                    New Zealand,
                                                    Austraclear NZ

_____     Norway          Christiania Bank og       Verdipapirsentralen -
                          Kreditkasse               The Norwegian Registry
                                                    of Securities (VPS)

_____     Pakistan        Deutsche Bank AG          None

_____     Peru            Citibank, N.A.            Caja de Valores (CAVAL)

_____     Philippines     Standard Chartered Bank   None

_____     Poland          Citibank Poland S.A.      The National Depository
                                                    of Securities (Centrum
                                                    Krajowego Depozytu
                                                    Papierow Wartosciowych)

_____     Portugal        Banco Comercial Portugus  Central de Valores
                                                    Mabilirios (Central)

_____     Singapore       The Development Bank      The Central Depository
                          of Singapore Ltd.         (Pte) Limited (CDP)

_____     South Africa    Standard Bank of          None
                          South Africa Limited

_____     Spain           Banco Santander, S.A.     Servicio de Compensacion y
                                                    Liquidacion de Valores
                                                    (SCLV);

                                                    Banco de Espana,
                                                    Anotaciones en Cuenta

Fund
Officer
Initials  Country         Subcustodian              Central Depository

_____     Sri Lanka       The Hongkong and          The Central Depository
                          Shanghai Banking          System (Pvt) Limited
                          Corporation Limited

_____     Sweden          Skandinaviska Enskilda    Vadepapperscentralen -
                          Banken                    The Swedish Securities
                                                    Register Center (VPC)

_____     Switzerland     Union Bank of Switzerland Schweizerische Effekten -
                                                    Giro AG (SEGA)

_____     Taiwan          Central Trust of China    The Taiwan Securities
                                                    Central Depository
                                                    Company, Ltd., (TSCD)

_____     Thailand        Standard Chartered Bank   The Share Depository
                                                    Center (SDC)

_____     Turkey          Citibank, N.A.            Istanbul Stock Exchange
                                                    Settlement and Custody Co.,
                                                    Inc. (I.M.K.B. Takas ve
                                                    Saklama A.S.)

_____     United          State Street Bank and     None;
          Kingdom         Trust Company
                                                    The Bank of England,
                                                    The Central Gilts Office
                                                    (CGO);
                                                    The Central Moneymarkets
                                                    Office (CMO)

_____     Uruguay         Citibank, N.A.            None

_____     Venezuela       Citibank, N.A.            None

_____     Zimbabwe        Barclays Bank of Zimbabwe None
                          Limited

_____     Euroclear / State Street London Limited

_____     Cedel / State Street London Limited


Certified by:



     /s/ Deedra S. Walkey                         10/26/94
    -----------------------                  --------------
Fund's Authorized Officer                     Date

                          AMENDMENT NO. 1 TO THE CUSTODIAN CONTRACT


AGREEMENT made by and between State Street Bank and Trust Company (the "Custodian") and The Seven Seas Series Fund (the "Fund").

WHEREAS, the Custodian and the Fund are parties to a custodian contract dated April 11, 1988 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

WHEREAS, the Custodian and the Fund desire to amend the Custodian Contract to provide for the maintenance of the Fund's foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and conditions:

1.   APPOINTMENT OF FOREIGN SUB-CUSTODIANS

The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions," as defined in Section 2.18 of the Custodian Contract, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more of such sub-custodians for maintaining custody of the Fund's assets.

2.   ASSETS TO BE HELD

The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and
(b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities Transactions.

3.   FOREIGN SECURITIES DEPOSITORIES

Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 5 hereof.

4.   SEGREGATION OF SECURITIES

The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

5.   AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS

Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, securities interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration;
(b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration;
(c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

6.   ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND

Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

7.   REPORTS BY CUSTODIAN

The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

8.   TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT

(a) Except as otherwise provided in paragraph (b) of this Section 8, the provisions of Section 2.2 and 2.9 of the Custodian Contract shall apply, MUTATIS MUTANDIS to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

(b) Notwithstanding any provision to the Custodian Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefore (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

(c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of the Custodian Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

9.   LIABILITY OF FOREIGN SUB-CUSTODIANS

Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

10.  LIABILITY OF CUSTODIAN

The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodian generally in the Custodian Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a US bank as contemplated by paragraph 13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

11.  REIMBURSEMENT FOR ADVANCES

If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

12.  MONITORING RESPONSIBILITIES

The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this amendment to the Custodian Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (US dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted US accounting principals).

13.  BRANCHES OF US BANKS

(a) Except as otherwise set forth in this amendment to the Custodian Contract, the provisions hereof shall not apply where the custody of the Fund assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of the Custodian Contract.

(b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London Branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

14.  APPLICABILITY OF CUSTODIAN CONTRACT

Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 8th day of January, 1992.

ATTEST:                       THE SEVEN SEAS SERIES FUND


  /s/ Thomas A. Early                  /s/ George W. Weber
 -------------------------            ---------------------------------
Its: Vice President                Senior Vice President - Operations

ATTEST                             STATE STREET BANK AND
                                     TRUST COMPANY


    /s/                             /s/
----------------------             ----------------------------
Assistant Secretary                Vice President

                                    EXHIBIT 1

                                CUSTODIAN AGREEMENT


To:


Gentlemen:

The undersigned ("State Street") hereby requests that you (the "Bank") establish a custody account and a cash account for each State Street client whose account is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" and will be subject to the following terms and conditions:

1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

2. (a) Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries.

     (b) When Securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the Securities so deposited.

The Bank represents that either:

3. (a) It currently has stockholders' equity in excess of $200 million (US dollars or the equivalent of US dollars computed in accordance with generally accepted US accounting principals) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders' equity will decline below $200 million; or time as its stockholders' equity in fact declines below $200 million; or

     (b) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank's stockholders' equity is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

4. Upon the written instructions of State Street as permitted by Section 8, the Bank is authorized to pay out cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, bonds, debentures, notes and other securities ("Securities"), bullion, coin and other property, but only as provided in such written instructions. The Bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions.

5. Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized.

     (a) To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

     (b) To promptly exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves);

     (c) To promptly surrender Securities at maturity or when called for redemption upon receiving payment therefor;

     (d) Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

     (e) To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

     (f) To execute in State Street's name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

     (g) To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority, and shall use reasonable efforts to promptly reclaim any foreign withholding tax relating to the Account.

6. If the Bank shall received any proxies, notices, reports, or other communications relative to any of the Securities of the Account in connection with tender offers, reorganizations, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street by means as will permit State Street to take timely action with respect thereto.

7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank's handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street, (ii) telex or tested telex instructions of State Street, (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information and (iv) other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

9. The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this Agreement. The content of such reports shall include but not be limited to any transfer to or from any Account held by the Bank hereunder and such other information as State Street may reasonably request.

10. In addition to its obligations under Section 2 hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each State Street client identified to this Agreement from time to time.

11. The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under ______________ law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

13. The Bank shall exercise reasonable care in the performance of its duties as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, and shall maintain adequate insurance and agrees to indemnify and hold State Street and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

14. The Bank agrees that (i) the Property is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

15. This Agreement may be terminated by the Bank or State Street by at least 60 days' written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property in accordance with written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

16. The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

17. The Bank agrees to follow such Operating Requirements as State Street may require from time to time. A copy of the current State Street Operating Requirements is attached as an exhibit to this Agreement.

18. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by tested telex by the Bank or State Street at their respective addresses set forth below, or at such other address as specified in each case in a notice similarly given:

     To State Street:              Global Custody Services Division
                                   State Street Bank and Trust Company
                                   P.O. Box 470
                                   Boston, Massachusetts 02102

     To the Bank:




19. This Agreement shall be governed by and construed in accordance with the laws of _________________.

Please acknowledge your agreement to the foregoing by executing a copy of this letter.

                              Very truly yours,

                              State Street Bank and Trust Company


                              By:
                                 ---------------------------
Agreed to by:


By
  ----------------------------
Date
    --------------------------

                                 LETTER AGREEMENT


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02101

Dear Sirs:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating a new series to be named The Seven Seas Series US Government Money Market Fund (the "Fund") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as custodian with respect to the Fund pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the Fund shall be until April 12, 1992.

Please acknowledge your acceptance of acting as Custodian to the Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:    /S/ Lynn L. Anderson
    -------------------------------------
    Lynn L. Anderson
    President and Chief Executive Officer


ACKNOWLEDGED AND ACCEPTED

STATE STREET BANK AND TRUST COMPANY


By:   /s/
     ---------------------------

                                LETTER AGREEMENT


January 8, 1992



State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02101

Dear Sirs:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating six new series to be named The Seven Seas Series Short Term Government Bond Fund, The Seven Seas Series S&P 500 Index Fund, The Seven Seas Series S&P Midcap Index Fund, The Seven Seas Series Matrix Synthesis Fund, The Seven Seas Series International European Index Fund, and The Seven Seas Series International Pacific Index Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Custodian with respect to the New Funds pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the New Funds shall be until April 12, 1993.

Please acknowledge your acceptance of acting as Custodian to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:   /s/ George W. Weber
    -----------------------------------
    George  W. Weber
    Senior Vice President - Operations


ACKNOWLEDGED AND ACCEPTED

STATE STREET BANK AND TRUST COMPANY


By:   /s/
------------------------------

                                LETTER AGREEMENT



July 8, 1992



State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02101


Dear Sirs:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Bond Market Fund and The Seven Seas Series Yield Plus Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Custodian with respect to the New Funds pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the New Funds shall be until April 12, 1994.

Please acknowledge your acceptance of acting as Custodian to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:   /s/ George W. Weberh
      -----------------------------------
      George  W. Weber
      Senior Vice President - Operations


ACKNOWLEDGED AND ACCEPTED

STATE STREET BANK AND TRUST COMPANY


By:   /s/
     ------------------------
                                      -43-

                                LETTER AGREEMENT

               The Seven Seas Series US Treasury Money Market Fund The Seven Seas Series US Treasury Obligations Fund

Custodian Contract

January 6, 1993

State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Dear Sirs:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series US Treasury Money Market Fund and The Seven Seas Series US Treasury Obligations Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Custodian with respect to the New Funds pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the New Funds shall be until April 12, 1994.

Please acknowledge your acceptance of acting as Custodian to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:   /s/ George W. Weber
    ----------------------------------
    George  W. Weber
    Senior Vice President - Operations


ACKNOWLEDGED AND ACCEPTED

STATE STREET BANK AND TRUST COMPANY


By:   /s/

                                LETTER AGREEMENT

                  The Seven Seas Series Growth and Income Fund
                     The Seven Seas Series Intermediate Fund

                               Custodian Contract

January 6, 1993

State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Dear Sirs:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Growth and Income Fund and The Seven Seas Series Intermediate Fund (the "New Funds") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Custodian with respect to the New Funds pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the New Funds shall be until April 12, 1994.

Please acknowledge your acceptance of acting as Custodian to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /S/ Lynn L. Anderson
    -------------------------
    Lynn L. Anderson
    President


ACKNOWLEDGED AND ACCEPTED

STATE STREET BANK AND TRUST COMPANY


By:   /s/ Timothy B. Harbert
      -----------------------------
        Senior Vice President

                       STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                      THE SEVEN SEAS EMERGING MARKETS FUND

--------------------------------------------------------------------------------

I. CUSTODY, PORTFOLIO AND FUND ACCOUNTING SERVICE - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledge and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports.

The administration fee shown below is an annual charge, billed and payable monthly, based on average daily net assets.

A.   PORTFOLIO ADMINISTRATION

          $0 up to $100 Million                   .05%
          $100 Million to $200 Million            .03%
          Over $200 Million                       .02%

B.   GLOBAL CUSTODY - Comprised of asset charges and transaction charges

     GROUP I        GROUP II         GROUP III    GROUP IV       GROUP V
     -------        --------         ---------    --------       -------
     Euroclear      Australia        Italy        S. Korea       Bangladesh
     Cedel          Netherlands      Belgium      Portugal       China
     Japan          New Zealand      Norway       Spain          Columbia
     Germany        Switzerland      Hong Kong    Sri Lanka      Cypress
     Canada         Denmark          Mexico       Philippines    Hungary
     Austria        France           Thailand     Taiwan         S. Africa
                    Ireland          Finland      Malaysia       Poland
                    United Kingdom                Sweden         Egypt
                    Singapore                     Indonesia      Peru
                                                                 Israel
                                                                 Uruguay
                                                                 Turkey
                                                                 Argentina
                                                                 Brazil
                                                                 Chile
                                                                 Greece
                                                                 Venezuela
                                                                 Pakistan
                                                                 India

Asset Charge:
(in Basis Points)

                    *GROUP    *GROUP    *GROUP     *GROUP     *GROUP
                       I        II        III        IV          V
First $50 Million      6        11        18         25          40
Over $50 Million       5        10        16         20          40

*Excludes: agent, depository and local auditing fees, stamp duties and registration fees.

Transaction Charge:

                    GROUP     GROUP     GROUP      GROUP      GROUP
                      I        II        III        IV          V
                     $25      $50       $60        $70        $150

II.  PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

DTC and Fed Book Entry                                               $18.00
DTC charges for trades sent via electronic trade delivery              9.00
New York Physical Settlements                                         25.00
All other trades                                                      20.00

III. OPTIONS

Option charge for each option written or closing contract,
  per issue, per broker                                              $25.00
Option expiration charge, per issue, per broker                       15.00
Option exercised charge, per issue, per broker                        15.00

IV.  FUTURES

Per transaction                                                      $25.00
If third party agreement utilized                                     18.00

V.   PRICING FEE

This service provides securities pricing on request. Services and fees are based on the schedule below.

Monthly charges for the State Street Bank Automated Pricing System are determined by:

1.   Mix of security positions
2.   The number of positions that are priced during the month

     Monthly Base Fee                                               $375.00

     Monthly Quote Charge:
         Foreign Bonds via Extel                                   $  10.00
         Options, Futures and Private Placements                       6.00
         Listed equities (including international) and OTC equities    6.00
         All other                                                    11.00

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

VI.  OUT-OF-POCKET EXPENSES

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     Telephone
     Wire Charges ($4.70 per wire in and $4.55 out)
     Postage and Insurance
     Courier Service
     Duplicating
     Legal Fees
     Supplies Related to Fund Records
     Rush Transfer -- $8.00 Each
     Transfer Fees
     Sub-custodian Charges (Out-of-Pockets issued by Sub-custodians) Price Waterhouse Audit Letter
     Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each
     PTC Deposit/Withdrawal for same day turnarounds - $50.00

THE SEVEN SEAS EMERGING                 STATE STREET BANK AND
MARKETS FUND                            TRUST COMPANY


By:  /s/ Margaret L. Barclay                       By:  /s/
     ---------------------------------             ---------------------------
     Vice President and Fund Treasurer             Vice President
     Date:  December 22, 1993                      Date:  December 23, 1993

                                LETTER AGREEMENT

               The Seven Seas Series Prime Money Market Portfolio
                   The Seven Seas Series Emerging Markets Fund

                               Custodian Contract

January 19, 1994


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Dear Sirs:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating two new series to be named The Seven Seas Series Prime Money Market Portfolio and The Seven Seas Series Emerging Markets Fund (the "Portfolios") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Custodian with respect to the Portfolios pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the New Funds shall be until April 6, 1994.

Please acknowledge your acceptance of acting as Custodian to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /s/ Lynn L. Anderson
   --------------------------
   Lynn L. Anderson
   President


ACKNOWLEDGED AND ACCEPTED

STATE STREET BANK AND TRUST COMPANY


By:   /s/
     ------------------------

                        STATE STREET BANK & TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                           THE SEVEN SEAS SERIES FUND


MULTIPLE CLASS OF SHARES

An additional $18,000 annual fee will be applied for each class of shares, excluding the initial class of shares if more than one class of shares is operational in a fund.


Effective Date:  February 17, 1994


Approved:  /s/ J. David Griswold
         -----------------------------
         The Seven Seas Series Fund
         Date:  4/14/94


Approved:  /s/ Nancy Grady
          ---------------------------------
          State Street Bank & Trust Company
          Date:  2/17/94

                        STATE STREET BANK & TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                           THE SEVEN SEAS SERIES FUND




EARNINGS CREDIT

A balance credit will be applied against the custody fees (excluding Out-of-Pocket expenses). The credit is based on 50% of the average 90 day Treasury Bill rate for the month, times the average collected balance in the custodian demand deposit account for the month billed.



Effective Date:    June 1, 1994

Approved:                     Approved:


/s/                                     /s/  Nancy Grady
----------------------------           -----------------------------------
The Seven Seas Series Fund              State Street Bank & Trust Company


Date:  5/12/94                     Date:  5/10/94

                                LETTER AGREEMENT

                The Seven Seas Series Tax Free Money Market Fund

                               Custodian Contract

July 13, 1994


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Ladies & Gentlemen:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that it is creating a new series to be named The Seven Seas Series Tax Free Money Market Fund, Class A, Class B and Class C ("Tax Free Fund") and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Custodian with respect to the Tax Free Fund pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the Tax Free Fund shall be until April 12, 1995.

Please acknowledge your acceptance of acting as Custodian to the Tax Free Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE SEVEN SEAS SERIES FUND


By:  /s/ Lynn L. Anderson
    ------------------------
    Lynn L. Anderson
    President

ACKNOWLEDGED AND ACCEPTED

STATE STREET BANK AND TRUST COMPANY


By:  /s/ Nicholas A. Lopardo
    -----------------------------
    Nicholas A. Lopardo
    Executive Vice President

                                LETTER AGREEMENT

                     The Seven Seas Series Real Estate Fund
                      The Seven Seas Series Small Cap Fund
                 The Seven Seas Series Active International Fund

                               Custodian Contract

October 25, 1994

State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Ladies & Gentlemen:

Pursuant to Paragraph 12 of the Custodian Contract between The Seven Seas Series Fund and State Street Bank and Trust Company, dated as of April 11, 1988, The Seven Seas Series Fund advises you that (1) it is creating a new series to be named The Seven Seas Series Real Estate Fund, (2) it has changed the investment objective and policies of The Seven Seas Series Midcap Index Fund and renamed it The Seven Seas Series Small Cap Fund, and (3) it has changed the investment objective and policies of The Seven Seas Series International European Index Fund and renamed it The Seven Seas Series Active International Fund (collectively, the "Funds"), and that The Seven Seas Series Fund desires State Street Bank and Trust Company to serve as Custodian with respect to the Funds pursuant to the terms and conditions of the Custodian Contract.

Notwithstanding anything to the contrary in Paragraph 9, the initial term of the Custodian Contract with respect to the Funds shall be until April 12, 1995.

Please acknowledge your acceptance of acting as Custodian to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,                         ACKNOWLEDGED AND ACCEPTED

                                   STATE STREET BANK AND
THE SEVEN SEAS SERIES FUND         TRUST COMPANY


By:  /s/ Lynn L. Anderson               By:  /s/ Nicholas A. Lopardo
    ----------------------                   --------------------------
    Lynn L. Anderson                          Nicholas A. Lopardo
    President                                Executive Vice President

                    AMENDMENT No. 2 TO THE CUSTODIAN CONTRACT

Agreement made by and between State Street Bank and Trust Company (the "Custodian") and The Seven Seas Series Fund (the "Fund").

WHEREAS, the Custodian and the Fund are parties to a custodian contract dated April 11, 1988 as amended January 8, 1992 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and provisions;

1. Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 17th day of July, 1995.


                                   THE SEVEN SEAS SERIES FUND

                                   By: /s/ Lynn L. Anderson

                                   Title: President and CEO


                                   STATE STREET BANK AND TRUST COMPANY

                                   By: /s/ signature illegible

                                   Title: Executive Vice President